UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2026
MarketWise, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39405	87-1767914
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1125 N. Charles St.
Baltimore, Maryland 21201
(Address of principal executive offices, including zip code)

(888) 261-2693
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MKTW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On April 21, 2026, Marketwise, Inc. (the “Company”) and its subsidiary, MarketWise, LLC (together with the Company, “MarketWise”), entered into a Settlement Agreement and Release (the “Settlement Agreement”) with Mark P. Arnold, the Company’s former Chief Executive Officer, and JAMA 2021, LLC (together with Mr. Arnold, the “Arnold Parties”). The Settlement Agreement resolves Mr. Arnold’s demand for arbitration (“Arbitration”) that was previously disclosed in Item 3 of the Company’s Annual Reports filed on Form 10-K for the fiscal years ended December 31, 2024 and December 31, 2025.
Pursuant to the Settlement Agreement: (i) MarketWise will make a one-time cash payment of $12,160,000 to Mr. Arnold (the “Settlement Payment”); (ii) the Arnold Parties will surrender, and MarketWise, LLC will redeem and cancel an aggregate of 520,867 common units of MarketWise, LLC (the “Common Units”), along with the corresponding shares of the Company’s Class B common stock, held by the Arnold Parties; (iii) the Arnold Parties will waive and release their rights, including rights to future payments, under that certain Tax Receivables Agreement dated July 21, 2021 (the “TRA”), by and among the Company, Marketwise, LLC and the members of Marketwise, LLC; (iv) MarketWise and the Arnold Parties agree to mutual general releases resolving all claims, including claims in the Arbitration; and (v) MarketWise agrees to indemnify Mr. Arnold for certain possible tax implications associated with his claims underlying the Arbitration.
This resolution avoids the cost, distraction, and uncertainty of continued arbitration proceedings, and it allows management to remain focused on executing the Company’s strategic priorities without ongoing litigation risk. The settlement was structured to resolve the Arbitration, while also redeeming Common Units and eliminating exposure to future TRA-related payments, which the Company considers a positive outcome under the circumstances.
The Settlement Agreement was reached as a compromise and should not be construed as an admission by any of the parties with respect to any allegation, fact, liability, or fault.
The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the full text of the Settlement Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

10.1	Settlement Agreement, dated April 21, 2026, by and between the Company and Mark P. Arnold and Jama 2021, LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MarketWise, Inc.

Date: April 24, 2026	By:	/s/ Scott Forney
	Name:	Scott Forney
	Title:	General Counsel